Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option and Incentive Plan and Outside Directors Stock Purchase Plan of LSB Industries, Inc. of our report dated March 27, 2002, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                                               /s/ Ernst & Young LLP
                                                                              ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 16, 2002